UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2007

Fortress International Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51426	20-2027651
(Commission File Number)	(IRS Employer Identification No.)

9841 Broken Land Parkway, Columbia, Maryland	21046
(Address of Principal Executive Offices)	(Zip Code)

(410) 312-9988
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 of this Current Report on Form 8-K with respect to the closing of the acquisition contemplated by the Purchase Agreement (as defined below) is hereby incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 30, 2007, Fortress International Group, Inc. (the “Company”), entered into a definitive Membership Interest Purchase Agreement (the “Purchase Agreement”) with Rubicon Integration, LLC, a Delaware limited liability company based in McLean, Virginia (“Rubicon”), and each of the members of Rubicon (jointly, the “Sellers”). The closing of the acquisition occurred simultaneously with the execution of the Purchase Agreement.

Rubicon provides consulting, owners representation and equipment integration services for mission-critical facilities to corporate customers across the United States.

Pursuant to the Purchase Agreement, the Company acquired 100% of the membership interests of Rubicon, owned collectively by the Sellers, for the aggregate consideration consisting of (i) $4,500,000 in cash, subject to certain adjustment to be determined within 60 days of the closing of the acquisition, as provided in the Purchase Agreement, (ii) 200,000 shares of common stock, par value $0.0001 per share, of the Company, payable in the aggregate to Sellers, pro rata to Sellers membership interests in Rubicon, to be held in escrow pursuant to a certain indemnity escrow agreement, (iii) two unsecured promissory notes (jointly, the “Notes”) in the maximum amount of $1,500,000 and $2,000,000, respectively, plus interest accruing at 6% annually from November 30, 2007, the date of the issuance, payable to the Sellers upon the achievement of certain operational and financial targets for December 2007 and for the calendar year 2008, respectively, and (iv) additional earn-out amounts, contingent upon the achievement of certain earnings targets by Rubicon for each of the calendar years 2008-2009.

In connection with the Purchase Agreement and effective on the closing of the acquisition, Rubicon has entered into employment agreements with each of Messrs. James Embley, William Pirrone and Eric Holzworth, each of whom was an employee of Rubicon prior to the acquisition.

The issuance of the shares of common stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02.  Unregistered Sales of Equity Securities.

As more fully described in Item 2.01 of this Current Report on Form 8-K, in connection with the Purchase Agreement, on the closing date, the Company issued 200,000 shares of its Common Stock, par value $0.0001 per share. The issuance of such shares to the Sellers was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On December 3, the Company issued a press release announcing the completion of the acquisition contemplated by the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed no later than 71 days from the date of this Current Report on Form 8-K.

(b) Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed no later than 71 days from the date of this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Document.

99.1	Press Release of the Company, dated December 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.
(Registrant)

Date: December 6, 2007	By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer